UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2014

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 14, 2014, Office Depot, Inc. (“Office Depot” or the “Company”) approved a European restructuring plan to realign the organization from a geographic-focus to a business channel-focus. Management of the International Division has been progressing toward this channel-focus throughout 2014 and has reached the point of implementation throughout Europe. The restructuring plan includes the creation of centralized and standardized processes that operate across Europe and the elimination of approximately 1,100 employee positions. This excludes approximately 300 employee positions previously eliminated through collective redundancies, attrition and selective terminations. As required by law, the Company will consult with each of the affected countries’ local Works Councils prior to the implementation of the restructuring plan, which is expected to be substantially completed by December 2015. The Company expects the restructuring to result in approximately $90 million of annual cost reduction benefits by the end of 2016.

The Company anticipates incurring incremental pre-tax restructuring charges of approximately $120 million, $112 million of which will result in cash expenditures during 2014 and 2015. The expected $120 million of charges associated with the restructuring plan consist primarily of approximately $95 million of severance pay and other employee termination benefits and approximately $25 million of costs associated with lease obligations and other costs.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the objectives, nature, execution, and timing of the Company’s restructuring plan and estimates and projections of costs, charges and cash expenditures relating to the restructuring plan. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to the restructuring, as currently planned, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the Company’s ability to implement the restructuring as currently planned, the results of the Company’s discussions with the local Works Councils, the risk that certain benefits and objectives of the restructuring plan may not be realized, changes in the Company’s business requirements and changes in market and economic conditions. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. The Company does not assume any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 16, 2014	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, Chief Legal Officer and Corporate Secretary